                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material under Rule 14a-12






                                EARTHCARE COMPANY
                (Name of Registrant as Specified In Its Charter)

                     --------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:

    [ ]  Fee paid previously with preliminary materials:
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                                EARTHCARE COMPANY
                          14901 QUORUM DRIVE, SUITE 200
                            DALLAS, TEXAS 75254-6717



                                 August 24, 2001


Dear Stockholder:


         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of EarthCare Company ("EarthCare" or the "Company") to be held on October 11, 2001 at our offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254-6717. The meeting will begin promptly at 10:00 a.m., local time.


         As more fully described in the Notice of Annual Meeting, at the meeting you will be asked to (i) elect one director to serve until the 2004 Annual Meeting of Stockholders, and (ii) approve a proposal to elect the appointment of one (1) director to serve until the 2003 Annual Meeting of Stockholders.


         A record of the Company's activities during 2000 and financial statements for the fiscal year ended December 31, 2000 are contained in the accompanying 2000 Annual Report on Form 10-K/A. A copy of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001 is also enclosed.


         All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                            Sincerely,




                                            Donald F. Moorehead, Jr.
                                            Chairman and
                                            Chief Executive Officer

                                EARTHCARE COMPANY
                          14901 QUORUM DRIVE, SUITE 200
                            DALLAS, TEXAS 75254-6717


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EarthCare Company ("EarthCare") will be held at our offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254-6717 on October 11, 2001 at 10:00 a.m. local time, for the following purposes, as more fully described in the Proxy Statement provided herewith:

         (1) To elect one director to serve until the 2004 Annual Meeting of Stockholders;



         (2) To elect one director to serve until the 2003 Annual Meeting of Stockholders; and


         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         These proposals are more fully described in the proxy statement that accompanies this notice. You should read this document carefully.


         Only the holders of record of EarthCare's common stock and preferred stock at the close of business on August 15, 2001 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on August 15, 2001 will be available at the Annual Meeting of Stockholders for examination by any stockholder, his agent, or his attorney.


                                    By Order of the Board of Directors,



                                    ----------------------------------------
                                    Daniel M. Self
                                    Secretary


Dallas, Texas
August 24, 2001


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE ANNUAL MEETING.

                                EARTHCARE COMPANY

                             ----------------------

                                 PROXY STATEMENT

                             -----------------------


                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2001

         The 2001 Annual Meeting of Stockholders will be held on October 11, 2001 at 10:00 a.m., local time, at our corporate offices located at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254-6717. This proxy statement is being furnished to stockholders in connection with the solicitation of proxies on behalf of our Board of Directors to be used at the annual meeting and any adjournment thereof.

         We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to holders of our common stock on or about August 24, 2001.

         Only stockholders of record as of the close of business on August 15, 2001 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. On August 15, 2001, EarthCare had 18,152,961 shares of common stock, par value $.0001, outstanding, and 12,915,000 shares of Series A preferred stock, par value $.0001, outstanding. Each common share is entitled to one vote. Each share of Series A preferred stock votes with our common stock on an as converted basis. Shares cannot be voted at the annual meeting unless the holder thereof is present or represented by proxy.


         ANY STOCKHOLDER EXECUTING THE ACCOMPANYING PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. SUCH REVOCATION MAY BE MADE IN PERSON AT THE ANNUAL MEETING OR BY WRITTEN NOTIFICATION TO THE SECRETARY OF EARTHCARE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED, UNLESS PREVIOUSLY REVOKED, IF THE PROXY IS RETURNED TO EARTHCARE PROPERLY EXECUTED AND IN SUFFICIENT TIME TO PERMIT THE NECESSARY EXAMINATION AND TABULATION BEFORE A VOTE IS TAKEN.

         Our address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75254-6717, our telephone number is (972) 858-6025 and our fax number is 972-858-6024. You may also contact us by email at bsolomon@earthcareus.com.

                      INFORMATION ABOUT THE ANNUAL MEETING

DATE, PLACE AND TIME


         The annual meeting of stockholders of EarthCare will be held at EarthCare's corporate offices located at 14901 Quorum Drive, Suite 200, Dallas, Texas on October 11, 2001, at 10:00 a.m., local time.


RECORD DATE AND VOTING RIGHTS AND REQUIREMENTS

         RECORD DATE


         Our Board of Directors has fixed August 15, 2001, as the record date for the annual meeting. Only holders of record of common stock and Series A preferred stock at the close of business on August 15, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record date, there were 18,152,961 shares of common stock outstanding, of which 10,379,795 shares were held by officers and directors of EarthCare, and there were 12,915,000 shares of Series A preferred stock outstanding, of which all were held by our Chairman, Donald Moorehead, and his affiliates. Each share of our common stock outstanding on the record date entitles its holder to one vote on the proposals. Each share of Series A preferred stock outstanding on the record date entitles its holder to vote on the proposals on an as converted basis. Based on the conversion price of $1.05 as of August 15, 2001, the holders of our Series A preferred stock would be entitled to 12,300,000 votes.


         QUORUM REQUIREMENT

         To constitute a quorum at the annual meeting, a majority of the total number of shares entitled to vote on the annual meeting record date must be present, represented either in person or by proxy.

         ABSTENTIONS AND BROKER NON-VOTES

         Abstentions and broker non-votes will be counted as shares present for determination of a quorum at the annual meeting, but will not be counted as votes in favor of a particular matter.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU ARE A HOLDER OF RECORD, YOU MAY ALSO CAST YOUR VOTE IN PERSON AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THEM ON HOW TO VOTE YOUR SHARES.

PURPOSES OF THE ANNUAL MEETING

         The annual meeting is being held to consider and vote on:


         o the election of one (1) director to serve until the 2004 annual meeting of stockholders; and



         o the election of one (1) director to serve until the 2003 annual meeting of stockholders.


         For a description of the directors for election, see "Proposals 1 and 2: Election of Directors" on page 5. Stockholders of EarthCare also will consider and vote on any other matter that may properly come before the meeting. The General Corporation Law of the State of Delaware as well as the Certificate of Incorporation and Bylaws of EarthCare require stockholder election of the nominees for director.

         VOTING

         At the annual meeting, holders of record of our common stock as of the record date will be entitled to one vote for each share held as of such date. Holders of record of our Series A preferred stock will be entitled to one vote for each share of common stock into which their shares of preferred stock are convertible.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote for that nominee and will have no effect. Approval of Proposal 1 and 2 requires the affirmative vote of the holders of a majority of the shares of our common stock and Series A preferred stock voting together as a single class that are present in person or by proxy at the annual meeting and are voted for or against the proposal.

         VOTING OF AND REVOCATION OF PROXIES

         All shares that are represented by properly executed proxies received before or at the annual meeting and not revoked will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on the executed proxies, shares represented by such proxies will be voted FOR approval of the proposals and any other business properly brought before the meeting. The person giving it at any time before it is voted may revoke any proxy given pursuant to this solicitation. Such revocation may be made in person at the annual meeting or by written notification to the Secretary of EarthCare.

         SOLICITATION OF PROXIES

         Your proxy is being solicited by and on behalf of our Board of Directors. We will pay the cost of all proxy solicitation. Officers and other employees of EarthCare may solicit proxies by personal interview or by telephone or facsimile device, in addition to the use of the mails. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. We may reimburse brokerage firms, banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding proxy solicitation materials to beneficial owners.

         STOCKHOLDER PROPOSALS

         Our bylaws include an advance notice provision for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of EarthCare. To be timely, a stockholder proposal must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been advanced by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the date on which public disclosure of the meeting date was made.

         We must receive proposals of stockholders intended to be presented at the next annual meeting at our offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254-6717 no later than December 7, 2001, and all proposals must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for the annual meeting.


                               PROPOSALS 1 AND 2:
                              ELECTION OF DIRECTORS


         Our Certificate of Incorporation provides for up to fifteen (15) directors and divides the Board of Directors into three (3) classes, with the directors in each class serving a term of three years. The Certificate of Incorporation provides for the Board of Directors to determine the actual number of directors composing the board. Currently, eight (8) directors are serving on the Board of Directors. The terms of Donald F. Moorehead, Jr., Raymond Cash and William W. Solomon, Jr. will expire at the annual meeting. The board appointed Mr. Solomon in November 2000 to serve as a director until the 2001 Annual Stockholders' Meeting. Messrs. Habets and Addy have been appointed by the Board of Directors to serve as directors until the 2004 Annual Stockholders' Meeting or until their successors are duly elected and qualified. Mr. Philip S. Siegel was appointed by the Board of Directors in March 2000 to fill the vacancy on the board created by the resignation of Earl E. DeFrates and to serve as a director until the 2002 annual meeting of stockholders or until his successor is duly elected and qualified. Our Bylaws provide that the stockholders at the next annual meeting must ratify the appointment of a director to fill a vacancy on the board.


         Except as otherwise provided in this Proxy Statement, a proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the director nominees will be unavailable to serve as directors, if elected. However, if at the time of the annual meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxies will vote as recommended by the Board of Directors to elect a substitute nominee recommended by the Board of Directors. In no event, however, will a proxy be voted to elect more than three (3) directors.


         The following sets forth information concerning the nominee for election to the Board of Directors to serve until the 2004 annual meeting of stockholders or until his successor is duly elected and qualified, the nominee for election to the Board of Directors to serve until the 2003 annual meeting of stockholders or until his successor is duly elected and qualified and the incumbent directors. This information includes for the nominees and each of the incumbent directors certain biographical information, a brief description of each such individual's principal occupation and business experience during the past five years and directorships of companies (other than EarthCare) presently held. The respective individuals provided this information.


DIRECTOR NOMINEE FOR ELECTION - TERM EXPIRING 2004


         Donald F. Moorehead, Jr.- (age 50), has served as our Chairman and Chief Executive Officer since June 1998. From August 1997 to June 1998, he was a private investor. Mr. Moorehead served as Vice Chairman and Chief Development Officer of USA Waste, a company he founded, from May 1994 through August 1997. From October 1990 until May 1994, he served as Chairman of the Board and Chief Executive Officer of USA Waste. Mr. Moorehead has served as a Director for the Environmental Research and Education Foundation since May 1996. Mr. Moorehead serves on the board of FYI, Inc., a document and information outsourcing company.





         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE DIRECTOR NOMINEE.


DIRECTOR NOMINEE FOR ELECTION - TERM EXPIRING 2003

         William W. Solomon, Jr. - (age 44), has served as Vice President and Chief Financial Officer of EarthCare since July 2000. In November 2000, Mr. Solomon was appointed a Director of EarthCare. Mr. Solomon previously served as Executive Vice President, Chief Financial Officer and Treasurer of Precept Business Services, Inc., a Nasdaq listed company in Dallas, Texas, from June 1998 to June 2000. Precept Business Services engaged primarily in the distribution of office products and also provided executive transportation services. From August 1996 to May 1998, Mr. Solomon served as Vice President and Corporate Controller of American Pad & Paper Company, a manufacturer of paper based office products, in Dallas, Texas. From August 1994 to July 1996, Mr. Solomon served as a Senior Audit Manager for PricewaterhouseCoopers in Dallas, Texas, and from November 1992 to July 1994, Mr. Solomon served as a Senior Audit Manager for BDO Seidman in Grand Rapids, Michigan. Mr. Solomon received his B.A. degree in Business Administration - Accounting from Washington State University in 1978 and is a certified public accountant.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE DIRECTOR NOMINEE.

INCUMBENT DIRECTORS - TERM EXPIRING 2002


         Elroy G. Roelke - (age 70), has served as a member of our Board of Directors since May 1998. Mr. Roelke is an attorney and is engaged in the practice of law and real estate development. Mr. Roelke has served as the Chairman and Founder of the Knollwood Mercantile Company, a retail convenience store company, from 1985 to the present. From 1989 to 1996, Mr. Roelke served as Senior Vice President and General Counsel of the Renaissance Capital Group, an investment company, and also served as the administrator of the Portfolio Management Division and as a director designee to portfolio companies. From July 1997 to May 1998, Mr. Roelke also served as Chairman of the Board of Microlytics, Inc., the predecessor corporation to EarthCare.


         Philip S. Siegel - (age 36), has served as a member of our board of directors since March 2000. Since October 1999, Mr. Siegel has been a Venture Fellow at AV Labs, an Austin Ventures spinout in Austin, Texas that invests in early stage technology companies as well as an adjunct professor in Entrepreneurial Studies in the M.B.A. program at the University of Texas. He has been the Chief Executive Officer of a variety of companies in the AV Labs fund since December 1999. From May 1995 until January 1999, Mr. Siegel was a partner in the Chicago and Dallas offices of the Boston Consulting Group ("BCG"). At BCG, Mr. Siegel worked as a consultant to packaged goods and financial services companies. Mr. Siegel received his M.B.A. with honors from the University of Chicago Graduate School of Business in 1988 and a bachelor's degree in chemistry from the University of Chicago in 1985.

INCUMBENT DIRECTORS - TERM EXPIRING 2003

         Harry M. Habets - (age 51), has served as our President, Chief Operating Officer, and as a member of our Board of Directors since August 1999. Mr. Habets was Managing Director of UK Waste, a $350 million joint venture of Wassex Water and Waste Management International in the United Kingdom from July 1997 to May 1999. Waste Management employed Mr. Habets from 1985 to 1999 where he served as Vice President of Operations for Waste Management International, President of WMI Medical Services and Vice President and Region Manager in the United States.

         William M. Addy - (age 41), has served as our Vice President Sales, Marketing & Corporate Development since April 1999 and has served as a member of our Board of Directors since March 2000. Mr. Addy was employed by BCG as a consultant on issues of marketing, sales and strategy with packaged goods, industrial products and service companies. Mr. Addy was elected a partner of BCG in 1992 and moved to Dallas to help establish the firm's Dallas office, where he remained until January 1999. Mr. Addy earned an M.B.A. from Harvard Business School in 1986 and graduated with an honors degree in chemical engineering from Princeton University in 1982.




MEETINGS OF THE BOARD OF DIRECTORS

         During 2000, the Board of Directors held six meetings (including regularly scheduled and annual meetings). All of the directors attended at least 75% of all meetings of the Board of Directors and committees of which they were members held during the period that the directors were members of the board.


COMMITTEES OF THE BOARD OF DIRECTORS


         Our Bylaws provide that the Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate an Executive Committee, an Audit Committee, a Compensation Committee and one or more other committees, each consisting of three or more directors. We do not have a nominating committee. The board has designated the following committees:


         Audit Committee. During 2000, the members of the audit committee were Messrs. Rosborough, Roelke and Siegel. Mr. Hulligan was a member until his resignation from the board in March 2000. Brian Rosborough was a member of the audit committee until his resignation from the Board of Directors in July, 2001. Mr. Roelke serves as the Chairman of the Audit Committee. Each of the members of the audit committee attended at least 75 percent of such meetings. The primary responsibilities of the audit committee are to review with our auditors the scope of the audit procedures to be applied in conducting the annual audit and the results of the annual audit. In addition, the audit committee has responsibility to provide oversight review to our management responsible for the periodic review of our environmental policy statement and procedures and the establishment of a program for periodic compliance audits. The audit committee's report relating to the 2000 fiscal year appears on page 8.


         Compensation Committee. The Compensation Committee currently consists of three directors, Messrs. Cash, Roelke and Rosborough. Mr. Cash serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for (i) reviewing, approving, recommending and reporting to the Chief Executive Officer and the Board of Directors matters regarding the compensation of our executive officers and other key employees and compensation levels or plans affecting the compensation of our other employees and (ii) administering our Stock Option Plan. The Compensation Committee held one meeting during 2000.

         Executive Committee. The Executive Committee currently consists of four directors, Messrs. Cash, Habets, Addy and Moorehead. Mr. Hulligan was a member until his resignation from the board in March 2000 and Mr. Patrick was a member until his resignation from the board in August 1999. Mr. Moorehead serves as Chairman of the Executive Committee. The Executive Committee is authorized by the Board of Directors to take all action that may be delegated by the Board of Directors under the Delaware General Corporation Law. The Executive Committee held one meeting during 2000.

         Special Committee. The Special Committee currently consists of two directors, Messrs. Roelke and Siegel. Mr. Siegel serves as Chairman of the Special Committee, which has been authorized by the Board of Directors to review and consider certain potential transactions with respect to the sale of our EarthAmerica and EarthLiquids divisions.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         In December 1998, PricewaterhouseCoopers was appointed by the Audit Committee to act as our independent public accountants and audited our accounts for the fiscal year ended December 31, 1999 and 2000. A representative of PricewaterhouseCoopers will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

         The Audit Committee and our management are presently reviewing the selection of independent public accountants for the fiscal year ending December 31, 2001.

                          REPORT OF THE AUDIT COMMITTEE

To the Stockholders
of EarthCare:


       The Board of Directors of EarthCare Company maintains an audit committee comprising two independent, outside directors.


       The audit committee oversees our financial process on behalf of the entire Board of Directors. Management has the primary responsibility for our financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management. The Board of Directors has adopted a written Charter of the audit committee, a copy of which is attached as Annex A to this proxy statement.

       The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with our independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures below and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

       The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting. The audit committee held three meetings during 2000.

AUDIT FEES

       The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year (collectively, the "Audit Services") were $407,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

       PricewaterhouseCoopers LLP did not render any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01) during the year ended December 31, 2000.

ALL OTHER FEES

       The aggregate fees billed for all other services (the "Other Services") rendered to the Company by PricewaterhouseCoopers LLP during the year ended December 31, 2000, other than the audit services, were $104,000. The Other Services consisted of (i) audit and tax services related to acquisitions during fiscal year 2000; (ii) tax compliance services related to the preparation of the federal and state income tax returns for fiscal year 1999; and (iii) tax planning and consulting services.

SUMMARY

       In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The audit committee also determined that the provision of the Other Services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP's independence.

April 17, 2001                                           By the Audit Committee
                                                         Elroy Roelke, Chairman
                                                         Brian Rosborough
                                                         Philip S. Siegel

                             CAPITAL STOCK OWNERSHIP
COMMON STOCK OWNERSHIP


         The following table sets forth the ownership of our common stock as of August 15, 2001 for: our directors, Chief Executive Officer and the Named Executive Officers, each person who holds more than a 5% interest in our outstanding common stock, and our directors and executive officers and the holders of more than a 5% interest in our common stock as a group.



                                           NUMBER OF VOTING     PERCENT OF VOTING    NUMBER OF SHARES
                                           SHARES OF COMMON        COMMON STOCK       OF COMMON STOCK     PERCENT OF COMMON
                                          STOCK BENEFICIALLY      BENEFICIALLY         BENEFICIALLY       STOCK BENEFICIALLY
NAME OF BENEFICIAL OWNER                       OWNED(1)               OWNED                OWNED                OWNED
-------------------------------------     ------------------    -----------------    ----------------     ------------------

Donald F. Moorehead(2)                          11,597,362                 38.1%           18,833,566                 29.9%
Raymond M. Cash(3)                               4,735,500                 15.6%            8,858,211                 14.1%
Cash Family Limited Partnership(4)               1,159,112                  3.8%            1,459,112                  2.3%
RM Cash Trust(5)                                 1,793,004                  5.9%            1,793,004                  2.9%
RMC Partners LP(6)                               1,184,834                  3.9%            1,184,834                  1.9%
William M. Addy                                     80,000                    *                80,000                    *
Elroy G. Roelke(7)                                  25,000                    *                45,000                    *
Philip S. Siegel(8)                                     --                    *                 6,250                    *
Harry M. Habets                                    106,500                    *               106,500                    *
James Waters                                       102,000                    *               102,000                    *
William W. Solomon, Jr                                  --                    *                    --                    *
Solid Waste Ventures, Inc.(9)                    5,572,719                 18.3%            5,572,719                  8.9%
All executive officers, directors and
    5% shareholders as a group                  22,169,081                 72.8%           33,574,246                 53.4%

*    Less than 1%.

(1) Includes shares of common stock that may be acquired upon the exercise of stock options or warrants exercisable within 60 days. Includes shares that may be issued upon the conversion of 10% Debentures and 10% Preferred. Each person named above has sole voting and dispositive power with respect to all the shares listed opposite such person's name, unless indicated otherwise. Unless otherwise indicated, each stockholder's address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75240.

(2) Includes 898,000 shares held by Moorehead Property Company Ltd., which is controlled by Mr. Moorehead. Includes 255,000 shares owned by Shelly Moorehead, Mr. Moorehead's wife. Includes 6,666,667 shares that may be issued upon the conversion of 10% Preferred owned by Mr. Moorehead. Includes 216,676 shares that may be issued upon the exercise of options and 300,000 shares that may be issued upon the exercise of warrants. Includes 60,000 shares that may be issued upon the conversion of warrants held by Moorehead Charitable Remainder Unit Trust ("Moorehead CRUT"), for which Mr. Moorehead is trustee. Includes 3,971,065 shares that may be issued upon the conversion of 10% Debentures.

(3) Includes 4,758,681 shares owned by various trusts, partnerships and entities controlled by Raymond Cash or his family members. Mr. Cash disclaims any beneficial ownership for the various trusts, partnerships and entities controlled by his family members. Includes options to purchase 5,000 shares. Includes warrants to purchase 300,000 shares owned by one of the Cash family partnerships. Includes 2,252,817 shares that may be issued upon the conversion of 10% Debentures.

(4) Includes warrants to purchase 300,000 shares of common stock. Mr. Cash disclaims any beneficial ownership of the shares controlled by this partnership. The general partners of the partnership are Fredna Woodall, daughter of Mr. Cash, and Eric Cash, son of Mr. Cash.

(5) RM Cash trust is controlled by Mr. Cash, who is also the beneficial owner of the shares owned by the trust.

(6) The general and limited partner for this partnership is Mr. Cash, who disclaims beneficial ownership of these shares. The beneficial owner of the shares is a trust established for the benefit of Mr. Cash's grandchildren.

(7) Includes options to purchase 17,500 shares of common stock and warrants to purchase 2,500 shares of common stock.

(8)  Includes warrants to purchase 6,250 shares of common stock.

(9) Solid Waste Ventures, Inc. is a privately owned company which is an affiliate of Mr. Moorehead. Includes 5,347,619 shares of common stock that may be issued upon the conversion of 10% Preferred. Mr. Moorehead does not control or own Solid Waste Ventures, Inc. and disclaims any beneficial ownership in the shares owned by Solid Waste Ventures, Inc. Solid Waste Ventures, Inc. is owned by Norma Stachura.

Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting power and disposition power.

SERIES A PREFERRED STOCK OWNERSHIP


         The following table and notes set forth certain information regarding the beneficial ownership of our Series A preferred stock as of August 15, 2001:



                                                                                                                      SHARES OF
                                                       SHARES OF SERIES                                               EARTHCARE
             HOLDER                    FACE VALUE         A PREFERRED          % OWNED         CONVERSION PRICE     COMMON STOCK
--------------------------------      ------------     ----------------      ------------      ----------------     ------------

Donald F. Moorehead, Jr. (1)          $  7,000,000          7,000,000                54.2%       $     1.0500          6,666,667
Solid Waste Ventures, Inc. (2)           5,615,000          5,615,000                43.5%       $     1.0500          5,347,619
Founders Equity IV, L.L.C.. (3)            210,000            210,000                 1.6%       $     1.0500            200,000
Founders Equity VI, L.L.C. (3)              90,000             90,000                 0.7%       $     1.0500             85,714
                                      ------------       ------------        ------------                           ------------
                                      $ 12,915,000         12,915,000               100.0%                            12,300,000
                                      ============       ============        ============                           ============

     (1)  Chairman and Chief Executive Officer of EarthCare.

     (2) Solid Waste Ventures is a privately owned company with solid waste operations in Missouri for whom Donald Moorehead provided subordinated debt financing. Solid Waste Ventures was the former majority owner of EarthCare's solid waste operations in Hillsborough County, Florida.

     (3) Founders Equity Group is a privately owned investment bank in Dallas, Texas, which has been financed in part by Donald Moorehead. Mr. Moorehead does not control or own Founders Equity Group and disclaims any beneficial ownership in these shares. Founders Equity Group is 100% owned by Scott Cook and Thomas Spackman. The address for Founders Equity Group is 2602 McKinney Avenue, Suite 220, Dallas, Texas 75204.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation of our Chief Executive Officer and the next four highest paid executive officers (the "Named Executive Officers").


                                                Annual Compensation                           Long-term Compensation
                               ----------------------------------------------------    -------------------------------------
                                                                       Other Annual     Securities
                                                                       Compensation     Underlying                All Other
Name and principal position    Year     Salary  ($)     Bonus   ($)         ($)         Options (#)             Compensation
---------------------------    ----    ------------    ------------    ------------    ------------             ------------
Donald F. Moorehead, Jr
Chairman and Chief             2000    $         --    $         --    $      9,172              --      (2)    $         --
Executive Officer (1)          1999    $    175,000    $         --    $         --         133,352      (3)    $         --
                               1998    $         --    $         --    $         --         525,000             $         --

Harry M. Habets
President and Chief            2000    $    190,000    $     60,500    $     21,500              --      (5)    $         --
Operating Officer (4)          1999    $     57,692    $    135,000    $         --         340,000     (11)    $         --
                               1998

William M. Addy
Vice President of              2000    $    165,000    $     45,700    $      6,850                      (7)    $         --
Marketing, Sales and           1999    $     88,942    $     45,700    $         --         400,000     (11)    $         --
Corporate Development (6)

William W. Solomon, Jr
Vice President and             2000    $    165,000    $         --    $      6,850              --      (9)    $         --
Chief Financial Officer (8)                                                                                              (11)

James Waters (10)
President - EarthCare          2000    $    115,000    $         --    $         --              --             $         --
Solid Waste Florida            1999    $    100,000    $     12,000    $         --              --

     (1) Mr. Moorehead was named Chief Executive Officer on June 29, 1998. Mr. Moorehead elected not to draw a salary for 1998 or 2000.

     (2) During September 2000, Mr. Moorehead returned options to purchase 175,000 shares at $15.00 per share and options to purchase 200,000 options at $25.00 per share.

     (3) Included bonus grant for fiscal 1998 of options to acquire 133,352 shares of common stock granted on March 1, 1999 at $14.50 per share.

     (4) Mr. Habets was elected President and Chief Operating Officer effective August 9, 1999.

     (5) During September 2000, Mr. Habets returned options to purchase 200,000 shares at $13.56 per share and options to purchase 140,000 options at $25.00 per share.

     (6) Mr. Addy was elected Vice President of Marketing, Sales and Corporate Development on April 12, 1999.

     (7) During September 2000, Mr. Addy returned options to purchase 200,000 shares at $14.00 per share and options to purchase 200,000 options at $20.00 per share.

     (8) Mr. Solomon was elected Vice President and Chief Financial Officer the full annual salary based on his employment contract.

     (9) During September 2000, Mr. Solomon returned options to purchase 150,000 shares at $7.13 per share.

     (10) Mr. Waters was appointed President of Liberty Waste, Inc. in 1999. Effective December 30, 2000, EarthCare acquired all of the outstanding common stock of Liberty Waste, Inc. and Mr. Waters continued his position as President of EarthCare's solid waste operations in Florida.

     (11) The officers and directors who returned their options to EarthCare did so without receiving any consideration and without the expectation that they would subsequently receive options at a lower strike price.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock option grants for the year ended December 31, 2000 to the Chief Executive Officer and the Named Executive Officers.

                                                                                        Potential realizable value at annual
                                                                                             assumed rates of stock price
                                               Individual Grants                          appreciation for option terms (1)
                               ----------------------------------------------------    --------------------------------------
                                Number of    Percent of
                               securities  total options
                               underlying    granted to    Exercise
                                 options    employees in   price per     Expiration
                                 granted    fiscal 2000      share          date          0.00%         5.00%        10.00%
                               ----------  -------------   ----------    ----------    ----------    ----------    ----------

Donald F. Moorehead, Jr                --           n/a    $       --           n/a    $       --    $       --    $       --

Harry M. Habets                        --           n/a    $       --           n/a    $       --    $       --    $       --

William M. Addy                        --           n/a    $       --           n/a    $       --    $       --    $       --

William W. Solomon, Jr. (2)       150,000         33.70%   $     7.13        7/5/10    $       --    $       --    $       --

James Waters                           --           n/a    $       --           n/a    $       --    $       --    $       --


----------
     (1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holders of EarthCare's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level.

     (2) During September 2000, Mr. Solomon returned options to purchase 150,000 shares at $7.13 per share.



OPTION EXERCISES IN LAST FISCAL YEAR

         No options were exercised during the year ended December 31, 2000 by our Chief Executive Officer and the Named Executive Officers.

NONCOMPETITION AND EMPLOYMENT CONTRACTS

         On June 1, 1998, EarthCare entered into an employment agreement with Mr. Moorehead to serve in the capacity of Chief Executive Officer and Chairman of the Board of Directors of EarthCare. Mr. Moorehead will receive a base salary of $250,000 annually and is eligible for an annual bonus, which will be a minimum of 50% of the annual salary under the agreement. This employment agreement for Mr. Moorehead is for a term of five years, with automatic renewal for twelve-month periods. The agreement provides that upon the merger, consolidation or other business combination of EarthCare with another publicly traded or private entity where EarthCare is not the surviving entity or upon the sale of substantially all of our assets, Mr. Moorehead is entitled to terminate the agreement and receive a severance payment equal to the remaining salary and bonus for each of the remaining years (or portions thereof) under the full term of the agreement. The employment agreement also provides that Mr. Moorehead is entitled to participate in any stock option plan instituted by EarthCare. Mr. Moorehead is also bound by a noncompetition and nonsolicitation clause for the term of the agreement and for one year after termination of employment.

         On April 12, 1999, EarthCare entered into an employment agreement with William M. Addy, which provides for Mr. Addy to serve in the capacity of Vice President of Marketing, Sales and Corporate Development for an annual salary of $165,000 plus a guaranteed bonus of 33% of his annual salary. In addition, EarthCare, in its discretion may from time to time grant bonuses to Mr. Addy. Mr. Addy's employment agreement is for a term of three years, with automatic renewals on each anniversary date for additional twelve-month periods.

         On August 9, 1999, EarthCare entered into an employment agreement with Harry M. Habets, which provides for Mr. Habets to serve in the capacity of President and Chief Operating Officer of EarthCare and as a member of the Board of Directors of EarthCare and provides for an annual salary of $190,000. In addition, the agreement provides, effective January 1, 2001, the annual salary will be a minimum of $225,000 and EarthCare, in its discretion, may from time to time grant bonuses to Mr. Habets. The employment agreement for Mr. Habets is for a term of three years, with automatic renewals on each anniversary for three-year periods.

         On July 5, 2000, EarthCare entered into an employment agreement with William W. Solomon, Jr., which provides for Mr. Solomon to serve in the capacity of Vice President and Chief Financial Officer of EarthCare and as a member of the Board of Directors of EarthCare and provides for an annual salary of $165,000. In addition, the agreement provides EarthCare, in its discretion, may from time to time grant bonuses to Mr. Solomon. The employment agreement for Mr. Solomon is for a term of three years, with automatic renewals on each anniversary for three-year periods.

         In 1999, Liberty Waste, Inc. entered into an employment agreement with James Waters, which provides for Mr. Waters to serve in the capacity of President of Liberty Waste, Inc. and provides for an annual salary of $115,000. In addition, the agreement provides EarthCare, in its discretion, may from time to time grant bonuses to Mr. Waters. The employment agreement for Mr. Waters is for a term of three years, with automatic renewals on each anniversary for three-year periods. EarthCare assumed this employment contract upon the acquisition of Liberty Waste, Inc. on December 30, 2000.

         The employment agreements for Messrs. Habets, Addy, and Solomon provide that upon the merger, consolidation or other business combination of EarthCare with another entity where EarthCare is not the surviving entity or upon the sale of substantially all of our assets, Messrs. Habets, Addy, and Solomon are entitled to terminate the agreements and receive severance payments equal to the remaining salary and bonus for each of the remaining years (or portions thereof) under the full term of the agreements. The employment agreements also provide that Messrs. Habets, Addy, and Solomon are entitled to participate in any stock option plan instituted by EarthCare. Messrs. Habets, Addy, Solomon and Waters are each bound by a noncompetition and nonsolicitation clause for the term of their respective agreements and for one year after termination of employment.


         All the executive officers have orally agreed to waive their change in control provisions following the planned sale of the EarthLiquids division.


DIRECTOR COMPENSATION

         We pay our non-employee directors $1,500 for each non-telephonic board meeting attended, from $500 to $1,500 for each non-telephonic committee meeting attended and from $500 to $1,000 for each telephonic meeting attended. All directors are reimbursed for any expenses incurred in attending board or committee meetings.

         We made the following grants of warrants during 2000 to non-employee directors for their services as directors: Philip Siegel - 25,000 shares at $7.00; Elroy Roelke - 10,000 shares at $7.00; and Brian Rosborough - 10,000 shares at $7.00.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, our Compensation Committee was composed of Messrs. Roelke, Rosborough and Cash. Messrs. Roelke and Rosborough are not and have not been officers or employees of EarthCare. Mr. Cash is the founder of EarthCare and served as the President and Chief Executive Officer until June 1998. He is not currently an officer or employee of EarthCare.

                        REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

       The Compensation Committee is comprised of three independent, non-employee directors. It is the Committee's responsibility to:

         o Make recommendations and reports to the Board of Directors concerning matters of executive compensation,

         o        Administer EarthCare's executive compensation program,

         o        Review compensation plans, programs and policies, and


         o Monitor the performance and compensation of executive officers.


       In performing these duties, the Compensation Committee considers recommendations from management along with other factors. The Compensation Committee has available to it an executive compensation consultant, as well as access to an extensive compensation database.

COMPENSATION POLICY

       The Compensation Committee has adopted the following general principles and objectives that it considered in establishing executive compensation levels for 1999 and 2000 which it will use to guide future compensation decisions:


         o EarthCare's compensation programs should be designed to attract and retain highly qualified executives who will be critical to EarthCare's long-term success.

         o A portion of the executive's total compensation should bear a direct relationship to EarthCare's operating performance and profitability.

         o Executives should be recognized and rewarded for high performance and extraordinary results.

         o Incentive compensation arrangements should provide executives with an opportunity to acquire and increase direct ownership interests in EarthCare and motivate them to build stockholder value by aligning their personal interests with stockholder interests.


EXECUTIVE COMPENSATION PROGRAM

       The Compensation Committee believes that a portion of the compensation paid to executive officers should relate to both EarthCare's short-term and long-term profitability. Therefore, the executive officers' compensation program is composed of base salary, bonus and long-term incentive compensation.

       Base Salary and Bonus. Base salaries for Messrs. Moorehead, Addy, Habets, Solomon and Waters are paid according to their employment agreements. In the case of all other executive officers, base salary is determined and fixed by management based on the policies of the Compensation Committee.

       Mr. Moorehead is eligible for an annual cash bonus of a minimum of 50% of his annualized base salary. Mr. Addy is eligible for a discretionary cash bonus of a minimum of 33% of his annualized base salary. Mr. Habets is eligible for a discretionary annual cash bonus that may be an amount equal up to 100% of his annual salary. Mr. Solomon is eligible for a discretionary cash bonus that may be up to 100% of his annual salary. The individual bonus percentages for 2000 were established by the Compensation Committee based upon each officer's level of responsibility within EarthCare and his contributions toward improving operating performance and profitability. The bonus percentages will be reviewed annually by the Compensation Committee and may be adjusted in accordance with these factors or others that the Compensation Committee determines to be relevant at the time. All bonuses must be approved by the Compensation Committee prior to being paid.

       The Compensation Committee believes that the bonus portion of the executive compensation program is effective in motivating EarthCare's executive officers to improve the current profitability of EarthCare. The Compensation Committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions that might improve short-term profitability but may not always be in our long-term best interest.

       Long-Term Incentives. The Compensation Committee believes that, in addition to the annual cash bonus arrangements, it is appropriate for us to provide long-term incentive awards to motivate the executive officers to improve our long-term profitability and create value for our stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       Compensation arrangements for Mr. Moorehead as Chairman of the Board and Chief Executive Officer were determined based on his employment agreement with respect to base salary and long-term compensation and based on consideration of the factors described above with respect to the bonus amounts.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

       Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

       The Compensation Committee's current policy with respect to the Section 162(m) limitations is to preserve the federal income tax deductibility of executive compensation payments when it is appropriate and in the best interests of EarthCare and the stockholders. For the foreseeable future, the Compensation Committee does not expect Section 162(m) to have any practical effect on our compensation program. However, the Committee reserves the right to approve the payment of nondeductible compensation in the future if it deems such payment to be appropriate.

                                         By the Compensation Committee:

                                         Raymond Cash
                                         Elroy Roelke
                                         Brian Rosborough


       THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE 1933 ACT OR UNDER THE 1934 ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT EARTHCARE SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                           RELATED PARTY TRANSACTIONS


         Our Chairman has personally guaranteed the majority of our debt, except for our 10% Debentures and our 12% subordinated notes. In addition, he has provided collateral with an approximate value of $17,000,000 to our Senior lenders, Bank of America, N.A. and Fleet Bank, N.A., has provided collateral with an approximate value of $8,000,000 for our Earth Resource Management of Florida's senior debt and has provided collateral with an approximate value of $500,000 for our bridge loans. Our Vice Chairman has personally guaranteed $20,000,000 of our senior credit facility and has provided $10,000,000 as collateral for our senior credit facility. We have not provided any compensation to either individual for their guarantees or collateral.

         On April 11, 2001, we completed a private placement of a $1.5 million bridge loan with Sagemark Capital, an investment fund in which our Chairman is a limited partner. Mr. Moorehead does not control Sagemark Capital and does not have any beneficial ownership in the shares into which this bridge loan may be converted. In connection with this loan, we issued a warrant to purchase up to 680,000 shares of our common stock at $0.001 per share. The closing price for our common stock was $0.95 on April 11, 2001. One half of the warrant vested at closing and the second half vests 85,000 shares per month from June 1, 2001 for four months. The Sagemark Capital bridge loan bears interest at 14% payable in cash monthly and is due in April 2002. The loan is unsecured and is personally guaranteed by our Chairman.

         On December 4, 2000, we agreed to borrow $3,000,000 pursuant to a new subordinated loan from Donald Moorehead, our Chairman, as part of a related financing transaction. At the same time, our Chairman borrowed $3,000,000 from a private lender. The terms of our subordinated loan are identical to the terms of the loan from the private lender to our Chairman. We used the proceeds from this loan to pay down our senior credit facility. We are obligated to pay interest at the rate of 24% per year. We also paid $150,000 in fees and are obligated to pay an additional $218,000 in interest. We are also obligated to pay a $150,000 placement fee that was due in April 2001 to a private individual who arranged this loan. We have not yet paid the additional interest or the placement fee. Our Chairman has personally guaranteed the loan to the private lender and has provided collateral of approximately $7,000,000 consisting of shares of our 10% mandatory redeemable convertible preferred stock. As of August 15, 2001, we have not repaid this loan. We are currently paying interest monthly in cash directly to the lender on behalf of our Chairman at an annual rate of 24%.

         On March 31, 2000, we entered into a management agreement with Liberty Waste, a privately owned Florida corporation engaged in the collection, transfer and disposal of non-hazardous solid waste in Hillsborough County, Florida and the adjoining counties. We agreed to provide management services such as accounting services, investment banking advisory services, bid and bond advice, municipal contract assistance and advice with commercial banking services. Under the terms of this agreement, we recognized $702,477 in management fee revenue during the year ended December 31, 2000, after eliminating our share of the earnings of Liberty Waste. Liberty Waste was a majority owned subsidiary of Solid Waste Ventures, a privately owned company that also owns non-hazardous solid waste collection, transfer and disposal operations in Missouri. Donald Moorehead, Chairman, Chief Executive Officer and a significant stockholder in the Company, has provided subordinated debt financing to Solid Waste Ventures and has personally guaranteed the senior debt of Solid Waste Ventures.


         On July 7, 2000, we acquired a 43% minority interest in Liberty Waste by issuing 356,000 shares of our common stock to the minority stockholders of Liberty Waste. We issued common shares with an aggregate market value of $2,358,464. From July 7, 2000 until December 30, 2000, we recorded our share in the earnings of Liberty Waste and included such amount in other income and expense in our results from continuing operations.


         On December 30, 2000, we acquired the remaining shares of Liberty Waste from Solid Waste Ventures and a minority stockholder by issuing 520,100 shares of our common stock with an aggregate market value of $1,267,952. During the third quarter of 2001, Liberty Waste changed its name to Earth Resource Management of Florida, Inc.

         The investment-banking firm Sanders Morris Harris acted as placement agent in connection with a $2,500,000 bridge loan that was completed in March 2001. Because the Sanders Bridge Loan was not repaid by April 30, 2001, we are obligated to issue 100,000 shares of our common stock for each month that any portion of the Sanders Bridge Loan remains outstanding. As of August 15, 2001, the Sanders bridge Loan was not repaid and we have issued 500,000 shares of our common stock to the holders of the Sanders Bridge Loan.


         On December 30, 2000, we advanced $400,000 to Donald Moorehead, our Chairman, which advance was fully repaid on January 4, 2001.


         On December 30, 2000, we issued $5,915,000 of our Series A preferred stock to Solid Waste Ventures in exchange for $5,915,000 of subordinated debt owed by Liberty Waste to Solid Waste Ventures. Solid Waste Ventures is a privately owned company that also owns solid waste collection, transfer and landfill operations in Missouri. Donald Moorehead has provided subordinated debt financing to Solid Waste Ventures and is a personal guarantor of Solid Waste Ventures' senior debt.


         On December 4, 2000, we sold $7,000,000 of our Series A preferred stock in a private placement to Donald Moorehead. In exchange for the 7,000,000 shares of our Series A preferred stock, we received $3,000,000 in cash and 599,807 shares of our common stock, which shares were cancelled. We sold the Series A preferred stock for a discount of $2,125,603 and an effective yield of 17.37%. The Series A preferred stock is presented at its net value. The unamortized discount is being recognized on the effective interest rate method over the redemption period of the Series A preferred stock.

         On October 31, 2000, we sold Allen Tate Commercial Software LLP, our environmental compliance software division, to ISN Software, a private company owned by William Addy, one of our executive officers. We sold the division for an unsecured note of $3,000,000, bearing interest to be paid in kind at 10% per year. Payments on the note are to be made based on 10% of the revenue of ISN Software. To date, no payments have been received on the note. We have agreed to amend the note so that no payments will be due under the note unless ISN Software is sold within two years and the proceeds from the sale of ISN Software exceed $1,500,000. Given the uncertainty surrounding future collectibility of the note, we have provided a full reserve on the note.

         On October 31, 2000, we entered into an information outsourcing agreement with ISN Software, a private company owned by William Addy, an executive officer and Director of EarthCare, whereby we agreed to pay $67,500 per month to cover information services support, office rent and telecommunications charges. In addition, we currently are leasing certain of our employees to ISN Software at our cost for these employees.

         On September 30, 2000, we sold 1,000,000 shares of our common stock for $5,000,000 in cash at $5.00 per share, which represented a 9.3% discount from the closing price on that date, to Donald Moorehead. We used the proceeds from that sale to repay a portion of our senior credit facility in order to meet our senior lenders requirement to pay down part of the facility or provide cash collateral.

         Beginning in May 2000 and ending June 30, 2000, we borrowed $1,800,000 from Donald Moorehead in order to finance our general working capital needs. When the loan was repaid on June 30, 2000, we also repaid interest amounting to $13,820.

         On June 30, 2000, we sold 599,807 shares of our common stock for $4,000,000 at $6.669 per share, which represented an 8.9% discount from the closing price on that date, to Founders Equity Group in a transaction on behalf of Donald Moorehead. We also paid Founders Equity Group a cash fee of $120,000 for arranging this transaction. We used the proceeds from this sale to repay a loan from Donald Moorehead in the amount of $1,800,000. The remainder of the cash was used for general working capital.

         On February 16, 2000, we completed a $20,000,000 private placement of our 12% subordinated notes, due March 30, 2008. We placed the 12% subordinated notes with the following related parties:

         o        Donald Moorehead, Chairman and Chief Executive Officer -
                  $7,500,000,

         o Moorehead Charitable Remainder Trust, for which Donald Moorehead is the trustee - $1,500,000,

         o        Cash Family Limited Partnership - $7,500,000,

         o        Founders Equity Group, - $1,000,000,

         o George Moorehead, brother of Donald Moorehead - $1,000,000, and

         o Thomas Hughes, an individual investor who has provided collateral for our senior credit facility - $1,500,000


         The 12% subordinated notes mature March 30, 2008 and accrue interest at 12% per year from the date of the issuance, payable semi-annually on September 30 and March 30. The first interest payment due September 30, 2000 was deferred to March 31, 2001, and in return for such deferral, we issued additional warrants to purchase 400,000 shares of our common stock to the holders of the 12% subordinated notes. We may pay interest on the 12% subordinated notes by issuing our common shares. The number of common shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. On April 25, 2001, we issued 3,090,966 shares of our common stock at a market value of $1.047 per share for the first interest payment on the 12% subordinated notes due March 31, 2001. Each semi-annual interest payment that is made to holders of the 12% subordinated notes will result in the issuance of approximately 1.1 million shares based on the closing price of $1.047 at March 31, 2001. We used the proceeds from this sale to finance the acquisition of International Petroleum Company.


         We also issued 400,000 warrants with an exercise price of $6.63 on February 16, 2000 as part of the closing of the 12% subordinated notes. On September 30, 2000, we issued an additional 400,000 warrants in connection with the deferral of the first interest payment on September 30, 2000. We issued the warrants in proportion to the amount of the $20,000,000 placed with the holders. The warrants are exercisable for five years from the date of issue and they contain anti-dilution provisions that may result in a reduction of their exercise price. The current exercise price on these warrants is $1.05 per share.

         On October 11, 1999, we completed a $15,000,000 private placement of our 10% convertible subordinated debentures ("10% Debentures"), due October 31, 2006. We placed $7,887,000 of our 10% Debentures with the following related parties:

         o Donald Moorehead, Chairman and Chief Executive Officer, and his immediate family - $3,537,000,

         o        Raymond Cash, Vice Chairman - $2,000,000,

         o        George Moorehead, brother of Donald Moorehead - $1,250,000,


         o Certain principals of Sanders Morris Harris and their immediate families - $1,075,000, and


         o Founders Equity Group, an investment bank to whom Donald Moorehead provided debt and equity financing - $25,000.

         Interest is payable quarterly at the rate of 10% per year on the 10% Debentures. From the closing through October 2001, interest is payable in kind by issuing additional 10% Debentures. For the two years ending October 2003, interest may be paid in cash if permitted by our senior lenders, otherwise interest is payable in additional debentures. For the last three years, interest is payable in cash. The holders of the 10% Debentures may convert the 10% Debentures into shares of our common stock at a rate of $1.05 per share. Based on the balance of the 10% Debentures at June 29, 2001, if the holders converted their 10% Debentures, they would receive 16,293,778 shares of our common stock. The conversion price is protected against dilution and may be lowered. We may issue securities to employees or lenders with a sales price or a conversion price of less than $1.05 per share as long as the total of such outstanding securities does not exceed 15% of our outstanding common shares.

                          STOCK PRICE PERFORMANCE GRAPH

       The following graph compares the yearly percentage change in cumulative stockholder return of our common stock with the performance of the S&P 500 and the performance of a peer group. The graph compares the percentage change in the return on our common stock since November 2, 1998 and assumes investments of $100 each in EarthCare, the S&P 500, and the self selected peer group on November 2, 1998. Stock price performance as presented is not necessarily indicative of future results.

                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                               EarthCare Company


              Produced on 07/02/2001 including data to 12/29/2000



                                    [GRAPH]


Symbol              CRSP Total Returns Index for:         11/1998    12/1998      06/1999      12/1999      06/2000     12/2000
------              -----------------------------         -------    -------      -------      -------      -------     -------

____________[ ]     EarthCare Company                     100.00        98.4        100.8         56.5         48.4        15.7

_____  _____ *      S&P 500 Stocks                        100.00       111.1        124.6        134.6        133.9       122.6

- - - - - -  /\     Self-Determined Peer Group            100.00       103.5        116.2         42.3         47.0        65.3


Companies in the Self-Determined Peer Group

     ALLIED WASTE INDUSTRIES INC             REPUBLIC SERVICES INC
     U S LIQUIDS INC                         WASTE CONNECTIONS INC
     WASTE HOLDINGS INC                      WASTE MANAGEMENT INC DEL



NOTES:

         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

         D. The index level for all series was set, to $100.00 on 11/02/1998.

         E. Data for EarthCare Company from 11/02/1998 to 11/1999 was provided by the client.


Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with
permission. All rights reserved.                   (c) Copyright 2001

       THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT EARTHCARE SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


                       WHERE YOU CAN FIND MORE INFORMATION

         EarthCare Company files quarterly and annual reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). Our common stock is traded on the OTC Bulletin Board under the symbol "ECCO.OB". You may read and copy any document filed by EarthCare at the SEC's public reference facilities or on the SEC's website at http://www.sec.gov, as discussed in more detail below.


                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you have additional questions about the proposals or the solicitation of your proxy, you should contact:


         EARTHCARE COMPANY
         14901 Quorum Drive, Suite 200
         Dallas, Texas 75254-6717
         Attention: William W. Solomon, Jr., Chief Financial Officer Phone Number: 972-858-6025
         Fax Number:       972-858-6024
         Email address:    bsolomon@earthcareus.com


       "EarthAmerica" is a registered trade name of EarthCare. All other product and brand names are trademarks or registered trademarks of their respective holders.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Section 16(a) of the 1934 Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon review of the copies of such reports furnished to us and certain representations of such persons, we believe that all filings were timely filed except for the following inadvertent late filings: (i) the purchase of 13,300 shares of common stock by Mr. Cash on August 28, 1999 reportable on a Form 4 due by September 10, 1999 was reported on a Form 4 filed on October 27, 1999 and (ii) the three purchases made by Mr. Moorehead of 5,000 shares of common stock on November 4, 1999, 336,650 shares of common stock on November 10, 1999 and 24,102 shares of common stock on November 17, 1999 reportable on a Form 4 due by December 10, 1999 was reported on a Form 4 filed on December 13, 1999.



                          ANNUAL AND QUARTERLY REPORTS

       Our Annual Report on Form 10-K/A for the year ended December 31, 2000, including audited financial statements, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 accompany this Proxy Statement.

       We will provide without charge, at the written request of any record holder of common stock as of the close of business on the record date, a copy of our Annual Report on Form 10-K/A and a copy of our Quarterly Report on Form 10-Q, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits, should they be requested by eligible

Stockholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of our Annual Report on Form 10-K/A and of our Quarterly Report on Form 10-Q should be mailed to: EarthCare Company 14901 Quorum Drive, Suite 200, Dallas, Texas 75254-6717, Attention: Chief Financial Officer.



                             ADDITIONAL INFORMATION


         EarthCare is providing you with the following information accompanying this proxy statement:


         o Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000; and


         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

         Additional copies of these documents are available without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement. You may obtain copies of these documents by requesting them in writing or by telephone from EarthCare as follows:



                                EARTHCARE COMPANY
                          14901 Quorum Drive, Suite 200
                            Dallas, Texas 75254-6717
                       Attention: William W. Solomon, Jr.
                             Chief Financial Officer
                           Phone Number: 972-858-6025
                            Fax Number: 972-858-6024
                     Email address: bsolomon@earthcareus.com



         In addition, copies of these documents may be inspected and copied at the following public reference facilities maintained by the SEC:


Judiciary Plaza                          Citicorp Center                        Seven World Trade Center
Room 1024                                500 West Madison Street                13th Floor
450 Fifth Street, N.W.                   Suite 1400                             New York, New York 10048
Washington, D.C. 20549                   Chicago, Illinois 60661

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements, and other information regarding EarthCare. The address of the SEC website is http://www.sec.gov. Reports, proxy statements, and other information concerning EarthCare can also be inspected at the Nasdaq National Market, Operations, 1735 K Street, N.W., Washington, D.C.


                                  OTHER MATTERS

         Our Board of Directors knows of no other matters to be brought before the annual meeting. However, should any additional matters come before the annual meeting, the enclosed proxy grants discretionary authority to the proxies named therein with respect to any such matters.

         The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation at the meeting as possible, annual solicitation of proxies may, in certain instances, be made personally or by telephone, fax, mail or e-mail by one or more of our employees. We will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

                                         By Order of the Board of Directors,


                                         -------------------------------------
                                         Daniel M. Self
                                         Secretary

                                     ANNEX A

                                EARTHCARE COMPANY

                             AUDIT COMMITTEE CHARTER

I. ORGANIZATION

         The Audit Committee (Committee) assists the Board of Directors (Board) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

         The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on Committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules, as appropriate from time to time, of the Securities and Exchange Commission and the New York Stock Exchange, NASDAQ, or American Stock Exchange.

         The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to our accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

         The Board shall appoint one member of the Committee as Chairman. The Chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Chairman will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

         The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

II. RESPONSIBILITIES

         The Committee's job is one of oversight. Management is responsible for the preparation of our financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding our accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Committee will:

Independent Auditors

         1. Review and recommend to the directors on an annual basis the independent auditor to be selected to audit the financial statements of the Company and its divisions and subsidiaries; and review and recommend the fees and other compensation to be paid to the independent auditors.

         2. On an annual basis, review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to determine the independence of such auditors and receive a letter from the independent auditors regarding their independence.

         3. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

         4. Review each opinion or report of the independent auditors and review any comments or recommendations of the independent auditors with respect to the annual audited or interim financial statements.

         5. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of our financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

         6. Review the range and cost of audit and non-audit services performed by the independent auditors.

         7. Discuss with the independent auditors, at least annually, the matters required by SAS 61.


Financial Reporting Process

         8. Review with the independent auditors, the company's internal audit systems and financial and accounting personnel, and the adequacy and effectiveness of the accounting and financial controls of the Company.

         9. Review any recommendations from the independent auditors for the improvement of the Company's internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         10. Review any internal reports to management prepared by the internal auditing department and management's response.

         11. Review the internal audit function of the Company, including the independence and authority of its reporting obligations; the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

         12. Review the Company's audited financial statements with management and the independent auditors, including the nature and extent of any significant change in accounting principles or the application of such principles, and recommend to the full Board as to the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

         13. Review with financial management and the independent auditors the interim financial results prior to their public release or prior to the filing of the Quarterly Report on Form 10-Q. The Chairman of the Committee may represent the entire committee for purpose of this review.

         14. Review Company counsel's summary of any legal matter that could have a significant impact on the Company's financial statements.

Accountability to Board of Directors

         15. Report through its Chairman to the Board following the meetings of the Committee.

         16. Maintain minutes or other records of the meeting and activities of the Committee all of which will be submitted to the corporate secretary to be filed with the minutes of meetings of the Company's Board.

         17. Review this Charter annually and report and make recommendations to the Board regarding revisions to this Charter.

Other

         18. Investigate any matter brought to its attention within the scope its duties, with the power to retain outside counsel for this purpose if in its judgment, that is appropriate.

         19. Perform any other activities consistent with this Charter, the Company's by-laws and charter documents and governing law as the Committee or the Board deems necessary or appropriate.

         20. Prepare a letter for inclusion in the annual proxy statement that describes the committee's compositions and responsibilities.

                                EARTHCARE COMPANY


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 11, 2001

         The undersigned hereby appoints Donald F. Moorehead, Jr. and Harry Habets and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Common Stock of EarthCare Company ("EarthCare") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on October 11, 2001, at 10:00 a.m., local time, at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Such proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED
BELOW.


         1. To elect one (1) director to serve until the 2004 Annual Meeting of Stockholders:

                  Donald F. Moorehead, Jr.



         [ ]        FOR THE NOMINEE         [ ]        WITHHOLD AUTHORITY
                  (except as marked to          to vote for the nominees listed
                  the contrary below)


         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


         2. To elect one (1) director to serve until the 2003 Annual Meeting of Stockholders:

                                William W. Solomon, Jr.

         [ ]        FOR THE APPOINTEE       [ ]        WITHHOLD AUTHORITY
                                                to vote for the appointee listed

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                 (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)






                                    Date:                                , 2001
                                         --------------------------------



                                    -------------------------------------------
                                                    (Signature)


                                    -------------------------------------------
                                             (Signature if held jointly)


                                    -------------------------------------------
                                         (Title or Authority, if applicable)




                                    Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON AUGUST 15, 2001. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.